Exhibit 99.2

NEWS RELEASE

Investor Relations 301-770-3099 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals to Hold Conference Call

Rockville, Maryland, November 16, 2009 – Nabi Biopharmaceuticals (Nasdaq: NABI) today announced that it will host a live webcast and conference call at 11:00 a.m. ET on Tuesday, November 17 to discuss today’s announcement of the exclusive worldwide option and licensing agreement for NicVAX®, a nicotine conjugate candidate vaccine, between GlaxoSmithKline Biologicals SA and Nabi Biopharmaceuticals.

The webcast can be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=100445&eventID=2558647

(Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your browser. Remove the space if one exists.) or via the Nabi Biopharmaceuticals website at http://www.nabi.com.

If you do not have Internet access, the U.S./Canada call-in number is 866-383-7989 and the international call-in number is
617-597-5328. The passcode is 85816672. An audio replay will be available for U.S./Canada callers at 888-286-8010 and for international callers at 617-801-6888. The replay passcode is 14386297. An audio replay of this call will be available through November 24, 2009. The press release and an archived version of the webcast will be available on the company’s website at http://www.nabi.com.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop products that target serious medical conditions in the areas of nicotine addiction and gram-positive bacterial infections. Nabi Biopharmaceuticals is currently developing NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse. The company is headquartered in Rockville, Maryland. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com